Exhibit (l)

One International Place, 40th Floor 100 Oliver Street Boston, MA 02110-2605 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

June 27, 2022

WhiteHorse Finance, Inc.

1450 Brickell Avenue

31st Floor

Miami, Florida 33131

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (as amended, the “Registration Statement”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of up to an aggregate of $275,405,146 of the following securities of the Company (the “Securities”): (1) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including Common Stock to be issuable upon exercise of the Rights (as such term is defined below); (2) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”); (3) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (as such term is defined below) (“Warrants”); (4) rights to purchase Common Stock (“Subscription Rights”) to be issued under rights agreements (the “Rights Agreements”) to be entered into between the Company and the purchasers thereof or a rights agent to be identified in the applicable Rights Agreement; (5) debt securities of the Company (“Debt Securities”) to be issued pursuant to an indenture and one or more supplemental indentures between the Company and a trustee (the “Trustee”); and (6) units consisting of any combination of the foregoing or of securities issued by the U.S. Treasury.

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”) and one or more free writing prospectuses. This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

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(i)	the Registration Statement;

(ii)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(iii)	the Bylaws of the Company (the “Bylaws”);

(iv)	the forms of certificates evidencing the Common Stock and the Subscription Rights;

(v)	the form of indenture governing the Debt Securities (as may be amended or supplemented from time to time, the “Indenture”);

(vi)	the form of certificate of designations for Preferred Stock;

(vii)	the form of warrant agreement;

(viii)	the form of subscription agent agreement;

(ix)	the form of underwriting agreement for equity securities;

(x)	the form of underwriting agreement for debt securities;

(xi)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(xii)	the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

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On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	Upon completion of all Corporate Proceedings (as defined herein), the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or free writing prospectus, upon conversion or exchange of Debt Securities or Preferred Stock or upon exercise of Subscription Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement or free writing prospectus and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

2.	Upon the completion of all Corporate Proceedings, the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or free writing prospectus, upon conversion or exchange of Debt Securities or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement or free writing prospectus and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) may lawfully determine and at a price per share not less than the per share par value of the Preferred Stock, will be validly issued, fully paid and nonassessable.

3.	Upon the completion of all Corporate Proceedings, the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or free writing prospectus and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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4.	Upon the completion of all Corporate Proceedings, the Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement or free writing prospectus and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

5.	Upon the completion of all Corporate Proceedings, the Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (x) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or free writing prospectus or (y) issued upon exchange or conversion of Preferred Stock or upon exercise of Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement or free writing prospectus and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement or free writing prospectus:

(i)	the Board of Directors, including any appropriate committee appointed thereby, and/or appropriate officers of the Company, shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including with respect to Preferred Stock, the execution, acknowledgment and filing of a certificate of designations in accordance with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded (such approval referred to herein as the “Corporate Proceedings”);

(ii)	the resolutions establishing the definitive terms of, and authorizing the Company to register, offer, sell and issue, the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;

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(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Certificate of Incorporation, and the terms of the issuance and sale of the Securities, (x) shall have been duly established in accordance with all applicable law and the Certificate of Incorporation and Bylaws (collectively, the “Charter”), any Indenture, underwriting agreement, warrant agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;

(iv)	upon issuance of any shares of Preferred Stock or Common Stock, including upon exercise, conversion or exchange of Securities, the total number of shares of Preferred Stock and Common Stock issued and outstanding shall not exceed the total number of shares of Preferred Stock and Common Stock that the Company is then authorized to issue under its Certificate of Incorporation;

(v)	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

(vi)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

(vii)	each Indenture, warrant agreement, subscription agreement and any other relevant agreement shall have been duly authorized, executed and delivered by, and shall constitute a valid and binding obligation of, each party thereto (other than the Company);

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(viii)	the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;

(ix)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

(x)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement or free writing prospectus, and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

(xi)	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

(xii)	the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended;

(xiii)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(xiv)	the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is in good standing with the Secretary of State of the State of Delaware;

(xv)	at the time of the issue of the Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then-binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company; and

(xvi)	the resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company.

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The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities.

The opinion expressed herein is based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

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We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP